ESCROW AGREEMENT

This Agreement, dated as of June 24, 2009 (this “Agreement”), is entered into by and among Orient Paper, Inc., a Nevada corporation (the “Company”), Xushui District Dongfang Trading Limited Company, a company incorporated under the laws of the People’s Republic of China (“Seller”), Barron Partners, LP, Fernando Liu and Golden1177 LP (“Purchasers”) and Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”). The Company, the Seller and the Purchasers shall collectively be referred to as the “Escrowing Parties”. The principal address of each party hereto is set forth on Exhibit A.

WITNESSETH:

WHEREAS, Purchasers, Seller and Company have entered into an agreement (the “Stock Purchase Agreement”) whereby Seller has agreed to sell and Purchasers have agreed to purchase an aggregate 2,000,000 shares of common stock in the Company for a total consideration of $750,000 (“Purchase Price”);

WHEREAS, Purchasers, Seller and Company desire to deposit the Purchase Price received by the Seller from the Purchasers in the sale transaction under the Stock Purchase Agreement (the “Escrowed Funds”) with the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to this Agreement and the Stock Purchase Agreement; and

WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

Unless otherwise defined, all terms used herein shall bear the same meaning as set forth in the Stock Purchase Agreement.

1.        Appointment of Escrow Agent. The Company, each Purchaser and Seller hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2.	Delivery of the Escrowed Funds.

a.  The Purchasers will deliver or cause to be delivered the Escrowed Funds to the Escrow Agent as follows:

Bank:  Citibank

Address:  666 Fifth Avenue, New York, NY

ABA No.:  021000089

SWIFT:  CITIUS33

Account:  Sichenzia Ross Friedman Ference LLP Attorney Escrow Account for Orient Paper, Inc.

Account No.:  92883436

Reference:  Orient Paper, Inc.

b. The Escrowed Funds shall be forwarded to the Escrow Agent by wire transfer, together with the written account of purchase (the “Purchase”) in the form attached hereto as Exhibit B (the “Purchaser Information”). The Escrowed Funds to be wired shall be wired to the account set forth in Section 2(a) above and the Purchase shall be faxed or emailed to the Escrow Agent in accordance with the information provided on Exhibit A.

c.  Simultaneously with each deposit, each Purchaser shall provide the Escrow Agent with the Purchaser Information, including the name, address and taxpayer identification number of each Purchaser and of the aggregate principal amount of Securities purchased by the Purchaser.

d. In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Purchaser Information, the Escrow Agent shall notify the Purchaser. If the Escrow Agent does not receive the Purchaser Information by such Purchaser prior to close of business on the fifth (5th) business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of New York) after notifying the Purchaser of receipt of said wire, the Escrow Agent shall return the funds to the Purchaser.

3.         Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Agreement, as follows:

a.  At such time that the Purchase Price is deposited and upon receipt of instructions from the Company in substantially the form of Exhibit C hereto, following the consummation of the sale transaction, the Escrow Agent shall release an aggregate of Seventy Thousand Dollars ($70,000) (the “Initial Disbursements”) of the Escrowed Funds in the manner specified in Exhibit C. In the event that the Purchase Price is not deposited, the Escrow Agent shall continue to hold the Escrowed Funds, pending receipt of instructions from the Company.

b.         Following the release of the Initial Disbursements, the balance of the Escrowed Funds shall remain in the Escrow Account and shall only be released by the Escrow Agent upon the Escrow Agent’s receipt of written notice from the Company, in the form of Exhibit D hereto for the payment of legal, auditing, and investor relations expenses incurred by the Company.

c.         In the event this Agreement, the Escrowed Funds, or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, each of the Company, the Seller, and the Purchasers authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. Each of the Company, the Seller, and the Purchasers further authorizes the Escrow Agent, if it receives conflicting claims to any of the Escrowed Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

4.	Exculpation and Indemnification of Escrow Agent.

a.  The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the Company relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Escrowing Parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

b. The Escrow Agent shall not be liable to the Company, Seller or Purchasers or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are a ffected, unless it shall give its prior written consent thereto.

c.  The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, Seller or Purchasers or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

d. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, Seller or Purchasers or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

e.  To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4(f).

f.  The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which the Company may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

g. For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.	Termination of Agreement and Resignation of Escrow Agent

a.  This Agreement shall terminate upon disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the Company, the Seller, and the Purchasers under Section 4 shall survive the termination hereof.

b. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company at least five (5) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Escrowing Parties within the Notice Period, turn over to a successor escrow agent appointed by the Company all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice

Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

6.	Form of Payments by Escrow Agent

a.  Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.

b. All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7.	Compensation. Escrow Agent shall be entitled to the following compensation from the Company:

a.  Fees: The Escrowing Parties shall pay a processing fee of $500 to the Escrow Agent for each disbursement made subsequent to the Closing and the Initial Disbursements.

b.	Interest: The Escrowed Funds shall be held in a non-interest bearing escrow account.

8.         Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable set forth on Exhibit A hereto.

9.         Further Assurances.         From time to time on and after the date hereof, the Company, the Seller and each of the Purchasers, if applicable, shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10.       Consent to Service of Process. The Company, the Seller, and each Purchaser hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

11.	Miscellaneous.

a.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this

Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

b. This Agreement and the rights and obligations hereunder of the Company, the Seller and Purchasers may not be assigned. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Escrowing Parties. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, the Seller, and the Purchasers. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

c.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12.       Execution of Counterparts.            This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

ORIENT PAPER, INC.

By: /s/ Zhenyong Liu

Name: Zhenyong Liu

Title: Chief Executive Officer

XUSHUI DISTRICT DONGFANG TRADING LIMITED COMPANY

By: /s/ Jianjun Li

Name: Jianjun Li

Title: Chairman and General Manager

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By: /s/ Gregory Sichenzia

Name: Gregory Sichenzia

Title: Partner

PURCHASERS

Barron Partners, LP

By: /s/ Andrew Worden

Name: Andrew Worden

Title: Managing Partner

By: /s/ Fernando Liu

Name: Fernando Liu

Golden1177 LP

By: /s/ Alex Lau

Name: Alex Lau

Title: Director

EXHIBIT A

PARTIES TO AGREEMENT

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10001

Attention: Gregory Sichenzia, Esq.

Tel No.: (212) 212-9700

Fax No.: (212) 212-9725

Orient Paper, Inc.

Nansan Gongli, Nanhuan Road, Xushui County

Baoding City, Hebei Province, The People’s Republic of China 072550

Attention: Zhenyong Liu

Tel No.:(86) 312-860-5508

Fax No.: (86) 312-860-5530

Xushui Dongfang Trading Limited Company

Xushui District, Nanhe Shouying North Village, China

Attention: Jianjun Li

Tel. No.: (86) 312-869-8210

Fax No.: (86) 312-869-8210

Purchasers

Name of Purchaser: Barron Partners LP

Address: 730 Fifth Avenue, 26th Floor New York, NY 10019

Attention: Andrew Worden

Tel: 212-359-0208 or 212-359-0204

Email: achain@barronpartners.com/rbaum@barronpartners.com

Name of Purchaser: Fernando Liu

Address: Room 302, Unit 18, 299 HuXin Road, MinHang District Shanghai 201101 China

Attention: Fernando Liu

Tel: 861-376-1347367

Email: fol@barronpartners.com

Name of Purchaser: Golden1177 LP

Address: #500-1177 West Hastings Street, Vancouver BC V6E 2K3 Canada

Attention: Alex Lau

Tel: 604-374-1070

Email: alau@goldenproperties.ca

EXHIBIT B

PURCHASER INFORMATION

Name of Purchaser
Address of Purchaser

Amount of Securities Purchased (US$)
Purchase Amount Submitted Herewith
Taxpayer ID Number/ Social Security Number

EXHIBIT C

DISBURSEMENT REQUEST

Pursuant to that certain Escrow Agreement dated effective as of June 24, 2009, among Orient Paper, Inc., Xushui District Dongfang Trading Limited Company, Barron Partners, LP, Fernando Liu and Golden1177 LP and Sichenzia Ross Friedman Ference LLP, as escrow agent, Barron Partners and the Company hereby request disbursement of funds in the amount and manner described below from account number 92883436, styled Sichenzia Ross Friedman Ference LLP Attorney Escrow Account.

Please disburse to:	________________________________
Amount to disburse:	________________________________
Form of distribution:	________________________________

Payee:

Name:	________________________________
Address:	________________________________
City/State:	________________________________
Zip:	________________________________
Please disburse to:	________________________________
Amount to disburse:	________________________________
Form of distribution:	________________________________

Payee:

Name:	________________________________
Address:	________________________________
City/State:	________________________________
Zip:	________________________________

ORIENT PAPER, INC.

Date: _________________________	By: _________________________

Name:

Title:

EXHIBIT D

DISBURSEMENT REQUEST

Pursuant to that certain Escrow Agreement dated effective as of June 24, 2009, among Orient Paper, Inc., Xushui District Dongfang Trading Limited Company, Barron Partners, LP, Fernando Liu and Golden1177 LP and Sichenzia Ross Friedman Ference LLP, as escrow agent, Barron Partners and the Company hereby request disbursement of funds in the amount and manner described below from account number 92883436, styled Sichenzia Ross Friedman Ference LLP Attorney Escrow Account.

Please disburse to:	________________________________
Amount to disburse:	________________________________
Form of distribution:	________________________________

Payee:

Name:	________________________________
Address:	________________________________
City/State:	________________________________
Zip:	________________________________
Please disburse to:	________________________________
Amount to disburse:	________________________________
Form of distribution:	________________________________

Payee:

Name:	________________________________
Address:	________________________________
City/State:	________________________________
Zip:	________________________________

ORIENT PAPER, INC.

Date: _________________________	By: _________________________

Name:

Title: